UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 9, 2023

Ra Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38677	38-3661826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25857 Owens Drive, Suite 300

Carlsbad, California 92009

(Address of principal executive offices, including zip code)

(760) 804-1648

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RMED	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Definitive Merger Agreement

On January 9, 2023, Ra Medical Systems, Inc., a Delaware corporation (the “Company” or “Ra Medical”), completed its acquisition of Catheter Precision, Inc., a privately-held Delaware corporation (“Catheter”), pursuant to an Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Catheter, Rapid Merger Sub 1, Inc., a newly-created wholly-owned subsidiary of the Company (“First Merger Sub”), and Rapid Merger Sub 2, LLC, a newly-created wholly owned subsidiary of the Company (“Second Merger Sub” and together with First Merger Sub, the “Merger Subs”), entered into on January 9, 2023, pursuant to which the First Merger Sub merged with and into Catheter, with Catheter being the surviving corporation (the “First Merger Surviving Company”) and a wholly-owned subsidiary of the Company (the “First Effective Time”), and then, immediately following the First Effective Time, and as part of the same overall transaction, the First Merger Surviving Company merged with and into the Second Merger Sub (the “Second Effective Time”), with the Second Merger Sub being the surviving limited liability company (the “Second Merger Surviving Company”) (such transactions collectively, the “Merger,” with the Company following the Merger being referred to herein as the “Post-Merger Combined Company”). The Merger Agreement amends and restates in its entirety the Agreement and Plan of Merger (the “Original Agreement”) entered into between the parties to the Original Agreement on September 9, 2022.

Catheter has three product areas that it intends to pursue. Its lead product, named VIVO™ (an acronym for View Into Ventricular Onset) is an FDA-cleared and CE Mark product that utilizes non-invasive inputs to locate the origin of ventricular arrhythmias, and, through its use, the physician can identify patients for invasive catheter ablation, and with those patients, reduce the amount of time in the invasive procedure. Ventricular arrhythmias include ventricular tachyarrhythmias and premature ventricular arrhythmias, diseases which affect millions of patients that are not well treated today. While much past growth in the electrophysiology market has been for atrial fibrillation, Catheter believes that ventricular arrhythmias represent a large growth area moving forward. It also intends to pursue a second generation of Amigo®, a robotic arm previously cleared by both FDA and CE, which serves as a catheter control device that can be remotely controlled outside of the procedure room.  Catheter has demonstrated that patient outcomes could potentially be enhanced by utilization of this device.  Catheter is working toward a third product release in the first half of 2023, which is a vessel closure device that would assist in the closure of the insertion site of the percutaneous catheter or other device used within the body. It is estimated that the worldwide market for this closure assist device is over one million procedures per year.

Immediately upon the First Effective Time, each share of common stock of Catheter, par value $0.001 (“Catheter Common Stock”) issued and outstanding immediately prior to the First Effective Time (subject to certain exclusions set forth in the Merger Agreement) was converted into the right to receive a number of shares of a new class of the Company’s preferred stock, designated Series X Convertible Preferred Stock, par value $0.0001 per share (the “Series X Preferred Stock”), calculated in the manner described below.

Each share of Catheter Common Stock previously outstanding now represents a number of shares of Series X Preferred Stock equal to approximately 0.6705 (the “Exchange Ratio”), divided by one thousand (1,000).

In addition, the principal amount owing under certain of Catheter’s convertible promissory notes (the “Converted Catheter Notes”), representing an aggregate principal amount of $25,215,000, pursuant to certain Debt Settlement Agreements (as defined in the Merger Agreement) converted into shares of Series X Preferred Stock, at a conversion price of $3.20 per one one-thousandth of a share of Series X Preferred Stock.  In exchange for the forgiveness of the interest accrued but remaining unpaid under the Converted Catheter Notes, under the terms of the Debt Settlement Agreements the holders of Converted Catheter Notes also received certain royalty rights which equal, in aggregate, 11.82% per year on Net Sales (as defined in the Merger Agreement), if any, of Catheter’s vessel closure device, which is currently under development by Catheter.  Certain additional of Catheter’s convertible promissory notes (the “Non-Converted Catheter Notes” and, together with the Converted Catheter Notes, the “Catheter Notes”), representing a principal amount of $250,000, plus accrued interest, were not converted and remain outstanding.  The terms of the Catheter Notes are described in Catheter’s audited financial statements for the year ended December 31, 2021, which were filed in the registrant’s Preliminary Proxy Stated dated November 4, 2022.

All outstanding options to purchase Catheter Common Stock (“Catheter Options”) were assumed and converted, at the First Effective Time, into options to purchase, in the aggregate, approximately 753,694 shares of Ra Common Stock (“New Company Options”), representing a conversion at the Exchange Ratio.  Each share of Series X Preferred Stock is contingently convertible into one thousand (1,000) shares of Company Common Stock, subject to shareholder approval and certain ownership blockers described below, and has no voting rights.

The shares of Series X Preferred Stock issued in the Merger were allocated as follows:

1. The total number of shares of Company Common Stock allocated to all Catheter stakeholders (including stockholders, debtholders and option holders) was approximately 15,403,255 shares.  After subtracting approximately 753,694 shares of Company Common Stock allocated to underlie assumed Catheter options (which was calculated by multiplying the Exchange Ratio by the number of options assumed), the number of Ra Common Stock allocated to Catheter debtholders and stockholders, in the aggregate, was approximately 14,649,561.  This number was divided by 1000, to arrive at a total of 14,649.561 shares of Series X Preferred Stock issuable to Catheter debtholders and stockholders.

2. The $25,215,000 principal amount of Converted Catheter Notes converted, pursuant to the terms of the Debt Settlement Agreements, into approximately 7,879.689 shares of Series X Preferred Stock at a conversion price (the “Conversion Price”) of $3.20 for each one one-thousandth of a share of Series X Preferred Stock, which was equal to 80% of the $4.00 per share price at which certain Company warrants were repriced, and certain of the repriced warrants were exercised, in the Warrant Repricing (as defined below), which closed concurrently with the Merger and is described in more detail below.

3. After deducting the total number of shares of Series X Preferred Stock to be issued to holders of the Converted Notes, approximately 6,769.872 shares of Series X Preferred Stock were issued to Catheter stockholders.

The Series X Preferred Stock issued in the Merger may become convertible (the “Common Conversion Feature”) into Ra Common Stock upon satisfaction of specified conditions, including subsequent approval of the Common Conversion Feature by pre-Closing holders of Company Common Stock.  The Series X Preferred Stock, and any Company Common Stock issued in concurrent financings, will not be entitled to vote in connection with such approval.

Even if the Common Conversion Feature is approved by the pre-Closing holders of Company Common Stock, a significant portion of the Series X Preferred Stock held by former Catheter stakeholders will not convert to Company Common Stock and must be held as Series X Preferred Stock indefinitely, due to contractual provisions that provide that the holders of Series X Preferred Stock cannot convert into more than 40% of the outstanding Company Common Stock on the date of Ra shareholder approval of the Common Conversion Feature (the “Aggregate Ownership Blocker”).  Also, the ability to convert the Series X Preferred Stock will be subject to a beneficial ownership conversion “blocker” that prevents the holder from acquiring shares of Ra Medical Common Stock by converting the Series X Preferred Stock to the extent that such shares would result in the holder having, post-conversion, beneficial ownership of Ra Common Stock above a pre-set threshold (to be set between 0.99% and 19.99% at the discretion of the holder) on the date that the Common Conversion Feature is approved by the pre-Closing holders of Company Common Stock (the “Beneficial Ownership Blocker”). The Aggregate Ownership Blocker and the Beneficial Ownership Blocker may not be removed, and the Series X Preferred Stock that is not converted into Company Common Stock upon approval of the Common Conversion Feature may not be converted into Company Common Stock, unless both of the following two conditions (the “Subsequent Conversion Conditions”) are satisfied:

•	Ra Medical shall have applied for and been approved for initial listing on the NYSE American or another national securities exchange or shall have been delisted from the NYSE American, and
•	eighteen months shall have passed since the closing of the Merger.

The Merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended.  For accounting purposes, Ra Medical is considered to be the accounting acquiror, and its historical financial statements will continue to be those of the combined company following the Merger.

Following the Merger, the Post-Merger Combined Company’s headquarters will move from California.  The Post-Merger Combined Company is not expected to use the Company’s legacy assets or continue its legacy lines of business, but will shift the focus of its operations to Catheter’s product lines.

The Merger Agreement provides that Ra Medical is obligated to use commercially reasonable efforts to file a registration statement covering the resale of the shares of Company Common Stock issuable pursuant to the Merger Agreement no later than ninety (90) days following the closing of the Merger and cause the registration statement to become effective no later than one hundred twenty (120) days after the filing of such registration statement. Furthermore, Ra Medical is obligated to file a registration statement on Form S-8 (or any successor form, or if Form S-8 is not available, other appropriate forms) with respect to the shares of Company Common Stock subject to the New Company Options and shall use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as the New Company Options remain outstanding and are required to be registered.

Pursuant to the terms of the Merger Agreement, upon the occurrence of the First Effective Time, Richard Mejia, Jr. and Joan Stafslien resigned from the Company’s board of directors the (“Board of Directors) and David Jenkins and James Caruso were appointed to the Board of Directors. Additionally, Martin Colombatto stepped down as Chairperson of the Board of Directors and Mr. Jenkins was appointed Executive Chairman of the Board of Directors of Directors. Messrs. Will McGuire, the Company’s current CEO, and Brian Conn, the Company’s current interim CFO, have agreed to remain with the Company in their current positions at least through such date that is the earlier of (i) the Parent Stockholder Meeting (as defined in the Merger Agreement) and (ii) such time following the Second Effective Time as the Board of Directors has appointed a respective successor officer.

Pursuant to the terms of the Merger Agreement, the Company is obligated to take any and all additional action necessary under applicable law to call, give notice of and hold a meeting of its stockholders, using commercially reasonable efforts to hold such stockholder meeting promptly following the date of the Merger Agreement, to consider and vote to approve, among other matters, the conversion of the Series X Preferred Stock issued in connection with the Merger (collectively, the “Parent Stockholder Matters”). In connection with the Merger, the Company intends to file or amend a proxy statement with the Securities and Exchange Commission (“SEC”), with respect to the Parent Stockholder Matters (the “Proxy Statement”).

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8‑K and is incorporated herein by reference.

Support Agreements

In connection with the execution of the Merger Agreement, the Company entered into stockholder support agreements (the “Support Agreements”) with the Company’s directors, officers and certain stockholders of the Company. The Support Agreements provide that, among other things, each of the stockholders has agreed to vote or cause to be voted all of the shares of Common Stock owned by such stockholder in favor of the Parent Stockholder Matters, including the Common Conversion Feature.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the Form of Support Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8‑K and is incorporated herein by reference.

Lock-Up Agreements

Each of the directors and officers of the Company, and certain stockholders of the Company and Catheter have entered into Lock-Up Agreements pursuant to which such officers, directors and stockholders accepted certain restrictions on transfers of any shares of Company Common Stock or any securities convertible into or exercisable or exchangeable for Company Common Stock held by such officer, director or stockholder during the period commencing upon the date that the Post-Closing Combined Company’s stockholders approve the Parent Stockholder Matters and ending on the date that is six months after the date of closing of the Merger.

The foregoing description of the Lock Up Agreements does not purport to be complete and is qualified in its entirety by reference to the Form of Lock Up Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8‑K and is incorporated herein by reference.

Warrant Repricing

On January 9, 2023, the Company reduced the exercise price of certain existing warrants of the Company (“Existing Warrants”) exercisable for 331,608 shares of Company Common Stock, which were held by Armistice Master Fund Ltd. (“Armistice”), from exercise prices ranging from $14.00 to $526.50 per share to $4.00 per share (the “Warrant Repricing”). In connection with the Warrant Repricing, the Company entered into a warrant inducement offer letter (the “Inducement Letter”) with Armistice pursuant to which it will exercise up to all of the 331,608 Existing Warrants (the “Inducement Offer). In consideration for exercising the Existing Warrants, pursuant to the terms of the Inducement Letter, the Company will issue to Armistice a new Series E Common Stock Purchase Warrant (the “Series E Warrant”), to purchase up to a number of shares of common stock equal to 100% of the number of shares of common stock issued pursuant to the exercise of the Existing Warrants. The Series E Warrant shall have an exercise price of $4.00 and a term of five years from date of the Stockholder Approval, as defined below, and exercise of the Series E Warrant in full is subject to approval of the pre-closing holders of Company Common Stock (the “Stockholder Approval”). If the Existing Warrants are exercised in full, the Company expects to receive aggregate gross proceeds of approximately $1.3 million from the exercise of the Existing Warrants, resulting in the issuance of up to an aggregate of approximately 0.3 million shares of common stock and a pro forma shares of common stock outstanding of approximately 2,492,896 million after giving effect to the exercise of the Existing Warrants.

The Series E Warrants and the shares underlying the Series E Warrants (the “Series E Warrant Shares”) are being issued in a private placement pursuant to Section 4(a)(2) of the Securities Act and will be unregistered.

The Series E Warrants will, in the event that the aggregate number of Series E Warrant Shares (when aggregated together with the shares issued upon exercise of the Existing Warrants) exceeds 19.99% of the outstanding shares of common stock of the Company (determined as of the date of the Inducement Letter), be initially exercisable (after aggregation with the shares issued upon exercise of the Existing Warrants) with respect to up to 19.99% of the outstanding shares of common stock of the Company (determined as of the date of the Inducement Letter), with the remainder of the Series E Warrants being exercisable on the date upon which the stockholders of the Company approve a proposal allowing for the exercise of all of the Series E Warrants, pursuant to the rules and regulations of the NYSE American.  In addition,  the Company has agreed to file a registration statement on the appropriate form providing for the resale of the Series E Warrant Shares.

Ladenburg Thalmann & Co. Inc. (“Ladenburg”) acted as the exclusive warrant inducement agent and financial advisor to the Company in connection with the Inducement Offer. The Company agreed to pay Ladenburg an aggregate cash fee equal to 8.0% of the gross proceeds received by the Company from the Inducement Offer.

The description of terms and conditions of the Inducement Letter and the Series E Warrant set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Series E Warrant and form of Inducement Letter attached hereto as Exhibits 4.1 and 10.3, respectively.

Securities Purchase Agreement

On January 9, 2023, the Company also entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) for a private placement (the “Private Placement”) with Armistice. Pursuant to the Securities Purchase Agreement, Armistice agreed to purchase (a) Class A Units at a price that is the lower of $3.00 per unit and 90% of the 5 day volume weighted average closing price of the Company Common Stock immediately prior to obtainment of the approval of the Company’s stockholders of conversion of the PIPE Preferred Stock and Pipe Warrants (as each are defined below), each consisting of one share of Common Stock, one Series F Common Stock Purchase Warrant (“Series F Warrant”) and one Series G Common Stock Purchase Warrant (“Series G Warrant” and together with the Series F Warrants, the “PIPE Warrants”), and (b) Class B Units at a price of $1,000.00 per unit, each consisting of one share of a new series of the Company’s preferred stock, designated as Series A Convertible Preferred Stock, par value $0.0001 (the “PIPE Preferred Stock”), and one Series F Warrant and one Series G Warrant for each share of Company Common Stock underlying the PIPE Preferred Stock (each share of which is convertible into a number of shares of Ra Medical common stock equal to $1,000 divided by the lower of $3.00 and 90% of the 5 day volume weighted average closing price of the Company common stock immediately prior to obtainment of the approval of the Company’s stockholders of conversion of the PIPE Preferred Stock and Pipe Warrants (the “Preferred Conversion Price”)), for an aggregate purchase price of approximately $8.0 million. The allocation between Class A and Class B units will be determined by Armistice prior to their issuance.  The closing under the Securities Purchase Agreement and the sale and issuance of the Class A Units and Class B Units (and the issuance of any underlying Common Stock) is subject to the approval of the Company’s stockholders. The Company has an obligation to use commercially reasonable efforts to call and hold a meeting of the Company’s stockholders to approve the exercise of the PIPE Warrants and conversion of the PIPE Preferred Stock not later than the 75th day from the date hereof; however, the Company may cancel the Private Placement at any time prior to obtaining stockholder approval.

The PIPE Warrants will be exercisable at an exercise price of $3.00 per share, subject to adjustments as provided under the terms of the PIPE Warrants. The PIPE Warrants will be exercisable at any time on or after the closing date of the Private Placement until the expiration thereof, except that the PIPE Warrants cannot be exercised if, after giving effect thereto, the Purchaser would beneficially own more than 4.99% (the “Maximum Percentage”) of the outstanding shares of common stock of the Company, which Maximum Percentage may be increased or decreased by the Purchaser with written notice to the Company to any other percentage specified not in excess of 9.99%.  The Series F Warrants have a term of two years from the date stockholder approval is obtained, and the Series G Warrants have a term of six years from the date that stockholder approval is obtained.

Shares of PIPE Preferred Stock are non-convertible until the Company obtains stockholder approval. After stockholder approval is obtained, subject to certain ownership limitations as described below, shares of Pipe Preferred Stock are convertible at any time at the option of the holder into shares of Company Common Stock at the Preferred Conversion Price.  The conversion price is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions.

Subject to limited exceptions, holders of shares of PIPE Preferred Stock will not have the right to convert any portion of their Preferred Stock if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or up to 9.99% at the election of the holder) of the number of shares of the Company’s common stock outstanding immediately after giving effect to its conversion.

Holders of Pipe Preferred Stock, if issued, will be entitled to receive dividends on shares of Pipe Preferred Stock equal, on an as-if-converted-to-Common-Stock basis, and in the same form as dividends actually paid on shares of the Common Stock. Except as otherwise required by law, the Pipe Preferred Stock does not have voting rights. However, as long as any shares of Pipe Preferred Stock are outstanding, the Company will not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Pipe Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Pipe Preferred Stock, (b) alter or amend the Certificate of Designation for the Pipe Preferred Stock, (c) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Pipe Preferred Stock, (d) increase the number of authorized shares of Pipe Preferred Stock, or (e) enter into any agreement with respect to any of the foregoing. The Pipe Preferred Stock does not have a preference upon any liquidation, dissolution or winding-up of the Company.  The holders of Pipe Preferred Stock shall be entitled to receive out of the assets, whether capital or surplus, of the Company the same amount that a holder of Common Company Stock would receive if the Pipe Preferred Stock were fully converted (disregarding for such purposes any conversion limitations) to Company Common Stock, which amounts will be paid pari passu with all holders of Company Common Stock.

The Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers requiring the Company to register the resale of the shares of Common Stock, the shares issuable upon exercise of the Warrants, and the shares issuable upon the conversion of the PIPE Preferred Stock.

The securities to be issued to the Purchasers under the Securities Purchase Agreement will be issued pursuant to an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on this exemption from registration based in part on representations made by the Purchasers.

The sale of the securities pursuant to the Securities Purchase Agreement has not been registered under the Securities Act or any state securities laws. The securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K, nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy the securities described herein.

The Company intends to use the net proceeds from the Private Placement, among other things, advance the development and commercialization of the novel electrophysiology technologies and solutions of the Post-Merger Combined Company. In addition, net proceeds will be used to support general corporate purposes.

The foregoing description of the material terms of the Private Placement is qualified in its entirety by reference to the Securities Purchase Agreement attached hereto as Exhibit 10.4, the Registration Rights Agreement attached hereto as Exhibit 10.5, the Certificate of Designation for the PIPE Preferred Stock attached hereto as Exhibit 3.2, the Form of Series F Warrant attached hereto as Exhibit 4.2 and the Form of Series G Warrant attached hereto as Exhibit 4.3, each of which exhibits is incorporated by reference herein.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

To the extent required by Item 2.01 of Form 8-K, the information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.02.  Unregistered Sales of Equity Securities.

To the extent required by Item 3.02, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The shares of Company Common Stock, warrants and preferred stock are being offered and sold in transactions exempt from registration under the Securities Act, in reliance on Section 4(a)(2) thereof, because the offer and sale of such securities does not involve a “public offering” as defined in Section 4(a)(2) of the Securities Act, and other applicable requirements were met.

The shares of Company Common Stock issuable pursuant to the Merger Agreement have not been registered under the Securities Act and securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws laws (although the Company plans file a registration statement for the resale of common stock as described above). Neither this Current Report on Form 8-K nor any of the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of common stock or any other securities of the Company.

Item 3.03.  Material Modifications to Rights of Security Holders.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

To the extent required by Item 5.02 of Form 8-K, the information in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.02.

Pursuant to the terms of the Merger Agreement, as of immediately following the First Effective Time, Richard Mejia, Jr. and Joan Stafslien resigned from the Board of Directors and any committees of the Board of Directors to which they belonged and David Jenkins (Class II) and James Caruso (Class III) were appointed to the Board of Directors, with Mr. Jenkins becoming Executive Chairperson of the Board, to serve until the next annual meeting of stockholders at which the members of their respective classes stand for election (subject to the Company’s amended and restated bylaws) or until such director’s earlier death, resignation or removal or until such director’s successor is duly elected and qualified.  There were no disagreements between Mr. Mejia or Ms. Stafslien and the Company on any matter relating to the Company’s operations, policies or practices.  Mr. Jenkins’s service as Executive Chair is subject to the discretion of the Board.

David Jenkins

David A. Jenkins has spent most of his career as an entrepreneur in the medical device industry, and has established numerous companies including Catheter, where he currently serves as the CEO and as Chairman of Catheter’s Board. He served as Chairman and CEO of Arrhythmia Research Technology and oversaw the introduction to the market of Cardiolab, the first dual monitor, 32 channel electrophysiology recording system. This technology was later acquired by General Electric and continues to be sold into the marketplace today. Another of Mr. Jenkins’ companies, EP MedSystems, Inc., was sold to St. Jude Medical, Inc., now part of Abbott, in 2008. Mr. Jenkins also founded and served as the CEO of Transneuronix, Inc., a maker of implantable stimulators for the treatment of weight loss, which was later sold to Medtronic in 2005. Mr. Jenkins holds a degree in accounting from the University of Kansas, and a master’s degree in business from the University of Texas, Austin.  He began his career in public accounting with the firm Coopers and Lybrand.

James Caruso

Mr. Caruso has been performing limited consulting services through Adesha Medical since 2016. He served as Vice President, Chief Financial Officer, Corporate Secretary and Treasurer of Catheter Precision from 2010 to 2016.  From 2008 to 2010, Mr. Caruso served as a Site Manager for the St Jude Medical Atrial Fibrillation Division (NYSE : STJ).  From 2007 to 2008, Mr. Caruso served as Vice President, Chief Financial Officer, Secretary and Treasurer of EP MedSystems, Inc. (NASDAQ : EPMD).  Mr. Caruso previously served as a Vice President of Finance for St Jude Medical Neuro division, Advanced Neuromodulation Systems, Inc., HiTronics Designs, Inc., and Micron Products, Inc.  (AMEX : PMR).  Mr. Caruso began his career at Deloitte (previously Deloitte & Touche).  Mr. Caruso holds a BA from Rutgers College, New Brunswick NJ. and an MBA from Fordham University, New York, NY. and is a Certified Public Accountant.  Mr. Caruso serves on the Board’s Audit Committee.

Mr. Jenkins has no family relationships that require disclosure pursuant to Item 401(d) of Regulation S-K, and Mr. Jenkins and Mr. Caruso have not been involved in any transactions that require disclosure pursuant to Item 404(a) of Regulation S-K, other than as described below. There is no arrangement or understanding between Mr. Jenkins or Mr. Caruso and any other person pursuant to which they were named to their positions other than as set forth in the Merger Agreement.  Mr. Jenkins has entered into an agreement with the Company to serve as Executive Chairman of the Board at an annual salary of $300,000.  Mr. Jenkins is entitled to participate in the Company’s bonus and stock incentive plans for officers and employees, and Mr. Caruso is eligible to receive the Company’s standard non-employee director compensation for Board and committee membership. At the closing of the Merger, the Company repaid approximately $1,075,000 million of personal, interest free loans made by Mr. Jenkins to Catheter. Mr. Jenkins’ daughter, Missiaen Huck, serves as non-executive chief operating officer of the Company’s Catheter subsidiary, at an annual salary of $165,000.  She is also eligible to participate in in the Company’s bonus and stock incentive plans for officers and employees.  In connection with the Merger, Mr. Jenkins and affiliates received approximately 9,182.089 shares of Convertible Preferred Stock, four of his adult children, including Ms. Huck,  received in the aggregate approximately 1,284.342 shares of Convertible Preferred Stock, and Ms. Huck received converted options to purchase 144,168 shares of Ra Common Stock at exercise prices ranging from $0.58 per share to $2.01 per share.  Mr. Caruso received 9.711 shares of Convertible Preferred Stock in connection with the Merger.

McGuire Change of Control Agreement Amendment

At the Closing, the Company entered into an Amendment to Change in Control and Severance Agreement with Mr. McGuire (the “Change of Control Agreement Amendment”) to amend the Change in Control definition in the Agreement to be the period beginning three months prior to either (i) a Change of Control or (ii) the Company consummating the Merger.  The foregoing description of the material terms of the Change of Control Agreement Amendment is qualified in its entirety by reference to the Change of Control Agreement Amendment, a copy of which is attached hereto as Exhibit 10.6 and incorporated by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

To the extent applicable, the disclosure under Item 1.01 above is incorporated by reference herein.

Series X Convertible Preferred Stock

On January 9, 2023, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series X Convertible Preferred Stock with the Secretary of State of the State of Delaware (the “Series X Certificate of Designation”) in connection with the Merger referenced in Item 1.01 above. The Series X Certificate of Designation establishes the rights of the shares of the Series X Convertible Preferred Stock, which is intended to have economic rights equivalent to the Company’s Common Stock, but has only limited voting rights.

Holders of Series X Preferred Stock are entitled to receive dividends on shares of Series X Preferred Stock equal, on an as-if-converted-to-Common-Stock basis, and in the same form as dividends actually paid on shares of the Common Stock. Subject to stockholder approval of the Common Conversion Feature, the Series X Preferred Stock is convertible into Common Stock at rate of 1,000 shares of Common Stock for every one share of Series X Preferred Stock that is converted. Except as otherwise required by law, the Series X Preferred Stock does not have voting rights. However, as long as any shares of Series X Preferred Stock are outstanding, the Company will not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series X Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series X Preferred Stock, (b) alter or amend the Certificate of Designation, (c) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series X Preferred Stock, (d) increase the number of authorized shares of Series X Preferred Stock, or (e) enter into any agreement with respect to any of the foregoing. Additionally, the approval of the holders of a majority of the Series X Preferred Stock is required for certain change of control transactions, provided that this approval right will terminate upon stockholder approval of the conversion of the Series X Preferred Stock. The Series X Preferred Stock does not have a preference upon any liquidation, dissolution or winding-up of the Company.

Following stockholder approval of the Common Conversion Feature, (i) effective as of 5:00 p.m. (New York City time) on the second business day after the date on which such stockholder approval is received, each share of Series X Preferred Stock then outstanding automatically converts into 1,000 shares of Common Stock (the “Initial Automatic Conversion); provided that the maximum number of shares of Common Stock issued in connection with the Initial Automatic Conversion will not exceed 40.0% (the “40.0% Limit) of the total number of shares of Common Stock outstanding on the date of the Initial Automatic Conversion, including all shares issued in the Initial Automatic Conversion and any shares issued in connection with the Private Placement. If the number of shares to be issued in the Initial Automatic Conversion exceeds the 40.0% Limit, then each shareholder will have the number of shares to be issued to it, him or her, reduced proportionately, based on the ratio of the total number of shares of Common Stock that would have been issued to such shareholder to the total number of shares of Common Stock that would have been issued to all such shareholders, subject to any applicable beneficial ownership limitation (to be initially set at the discretion of the shareholder and thereafter adjusted by the holder between to a number between 4.9% and 19.9%), such that the 40.0% Limit is not exceeded.  No fractional shares of Common Stock will be issued, and any fractions will be rounded down to the nearest whole share of Common Stock.  Any shares of Series X Preferred Stock that do not convert to Common Stock in the Initial Automatic Conversions will remain issued as Series X Preferred Stock and will automatically convert (a “Subsequent Automatic Conversion”) to a number of shares of Common Stock equal to 1000 shares of Common Stock per share of preferred stock, subject to adjustment, effective as of 5:00 p.m. (New York City time) on the second Business Day (the “Subsequent Conversion Date”) after the date the Subsequent Conversion Conditions are satisfied. Unless converted to Common Stock in connection with an Initial Automatic Conversion or a Subsequent Automatic Conversion, the shares of Series X Preferred Stock will not be convertible into Common Stock.  The shares of Common Stock issued upon the Initial Automatic Conversion or upon the Subsequent Automatic Conversion are referred to as the “Series X Conversion Shares” and shares of Series X Preferred Stock that are converted in the Initial Automatic Conversion or in the Subsequent Automatic Conversion are referred to as the “Series X Converted Stock”. The Series X Conversion Shares will be issued as follows: (i) Series X Converted Stock will be automatically cancelled upon the Initial Conversion Date or the Subsequent Conversion Date, as applicable, and converted into the corresponding Series X Conversion Shares, which shares will be issued in book entry form and without any action on the part of the Holders, and (ii) Notwithstanding the cancellation of the Series X Converted Stock as described above, Holders of Series X

Converted Stock will continue to have any remedies provided in the Certificate of Designation or otherwise available at law or in equity to such Holder because of a failure by the Company to comply with the terms of the Series X Certificate of Designation. In all cases, the Holder will retain all of its rights and remedies for the Company’s failure to convert the Series X Converted Stock.

In the event that the Common Conversion Feature is not approved by Ra Medical common stockholders within six months following the issuance of the Series X Preferred Stock, the Series X Preferred Stock will by its terms begin to accrue dividends at the rate of $15 per share per annum.

The foregoing description of the Series X Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events

On January 9, 2023, the Company issued a press release announcing the execution of the Merger Agreement, the consummation of the Merger, the Warrant Inducement and the Private Placement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company will file as an amendment hereto the following financial statements and financial information: the Catheter Unaudited Financial Statements as of and for the periods ended September 30, 2022 and September 30, 2021, Catheter’s MD&A discussion for the periods ended September 30, 2021 and September 30, 2022, and the unaudited Pro Forma Financial Information as of September 30, 2022 and for the periods ended December 31, 2021 and September 30, 2022. Catheter’s audited financial statements as of December 31, 2021 and 2020, and the years then ended were previously filed with the Company’s Preliminary Proxy Statement dated November 4, 2022.

Additional Information and Where to Find It

Additional Information and Where to Find It

This communication relates to the possible conversion of securities issued in the Merger, the Warrant Repricing and the Private Placement, and the issuance of securities in the Private Placement, and may be deemed to be solicitation material in respect of the stockholder approval thereof. In connection with the proposed approval of those conversions, the Company will file a Proxy Statement with the SEC. This communication is not a substitute for the Proxy Statement or any other documents that the Company may file with the SEC or send to the Company’s stockholders in connection with the proposed securities conversions and issuances. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED SECURITIES CONVERSIONS AND ISSUANCES AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED SECURITIES CONVERSIONS AND ISSUANCES AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS MAY OBTAIN FREE COPIES OF THESE DOCUMENTS (WHEN THEY ARE AVAILABLE) AND OTHER RELATED DOCUMENTS FILED WITH THE SEC AT THE SEC’S WEBSITE AT WWW.SEC.GOV, ON RA MEDICAL’S INVESTOR RELATIONS WEB PAGE AT HTTPS://IR.RAMED.COM/.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Participants in the Solicitation

Catheter, the Company, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed securities conversions and other proposals. Information about the Company’s directors and executive officers is set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 which was filed with the SEC on March 24,

2022, the Company’s definitive proxy statement for its annual meeting of stockholders filed on April 21, 2022, and in subsequent filings made by the Company with the SEC. OTHER INFORMATION REGARDING THE INTERESTS OF SUCH INDIVIDUALS, AS WELL AS INFORMATION REGARDING CATHETER’S DIRECTORS AND EXECUTIVE OFFICERS AND OTHER PERSONS WHO MAY BE DEEMED PARTICIPANTS IN THE PROPOSED TRANSACTION, WILL BE SET FORTH IN THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS TO BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE. YOU MAY OBTAIN FREE COPIES OF THESE DOCUMENTS AS DESCRIBED IN THE PRECEDING PARAGRAPH.

CAUTION REGARDING FORWARD LOOKING STATEMENTS

This communication contains forward-looking statements which include, but are not limited to, statements regarding the plans and expectations of the combined company regarding Catheter Precision’s products, including its plans, strategies, projected timelines and estimated markets, for and/or related to VIVO and the Amigo and vessel closure devices described above. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. The Company’s expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks and changes in circumstances, including but not limited to risks and uncertainties related to: the ability of the parties to consummate the Private Placement, satisfaction of closing conditions precedent to the consummation of the Private Placement, the potential impact of decreases in the Company’s stock price on the Private Placement, the ability of the Company to timely and successfully achieve the anticipated benefits of the Merger, including the ability of the combined company to access the capital markets at such times and in such amounts, and on such terms, as needed, execute its future business strategies and maintain its listing on the NYSE American or other national stock exchange, potential application of SEC and/or exchange “shell company” rules, and the ability of the combined company to successfully pursue its product lines in the manner and in the timeframe described here. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in the Company’s most recent filings with the SEC, including the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, Exhibits 99.7 and 99.8 attached hereto, and any prior or subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC from time to time and available at www.sec.gov, including its Preliminary Proxy Statement filed on November 4, 2022 (the “Preliminary Proxy”).  Important business and financial information about Catheter’s business and the related discussion and analysis of financial condition and results of operations of Catheter are described in the Preliminary Proxy and in “Catheter Precision Management’s Discussion and Analysis,” included as Exhibit 99.3 hereto.  This information should be read in conjunction with the Catheter Financial Statements and the pro forma financial statements for the combined company, which are contained in the Preliminary Proxy and which are filed herewith as Exhibits 99.4, Exhibit 99.5, and Exhibit 99.6, respectively.  Risks and uncertainties related to Catheter, and the projections and estimates described above that may cause actual results to differ materially from those expressed or implied in any forward-looking statement are described in “Risk Factors -- Risks Related to the Merger with Catheter Precision and – Risks Related to Our Evaluation of Strategic Alternatives for our Legacy Assets,” and “Risk Factors – Risks Related to the Business of Catheter Precision,” which are contained in the Preliminary Proxy. The Preliminary Proxy and other documents filed by the Company with the SEC can be accessed on the Company’s Investor Relations page at https://ir.ramed.com/ by clicking on the link titled “SEC Filings.” The risks and uncertainties may be amplified by the COVID-19 pandemic, which has caused significant economic uncertainty, and ongoing volatility in the stock markets and the U.S. economy in general. The extent to which the COVID-19 pandemic impacts the Company’s and Catheter’s businesses, operations, and financial results, including the duration and magnitude of such effects, will depend on numerous factors, which are unpredictable, including, but not limited to, the duration and spread of the outbreak, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume.

The forward-looking statements included in this communication are made only as of the date hereof. The Company assumes no obligation and do not intend to update these forward-looking statements, except as required by law.

Item 9.01.  Financial Statements and Exhibits.

The information in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

(d)     Exhibits

Exhibit	Description
2.1	Amended and Restated Agreement and Plan of Merger, dated January 9, 2023, by and among Ra Medical Systems, Inc., Rapid Merger Sub 1, Inc., Rapid Merger Sub 2, LLC, and Catheter Precision, Inc.
3.1	Certificate of Designation of Series X Convertible Preferred Stock
3.2	Certificate of Designation of Series A Convertible Preferred Stock
4.1	Form of Series E Warrant
4.2	Form of Series F Warrant
4.3	Form of Series G Warrant
10.1	Amended Form of Support Agreement, by and among the Company, Catheter, and directors, officers and certain stockholders of the Company
10.2	Amended Form of Lock-Up Agreement, by and among the Company, Catheter, and directors, officers, certain stockholders of the Company and certain stockholders of Catheter
10.3	Form of Inducement Letter
10.4	Securities Purchase Agreement, dated January 9, 2023, by and among the Company and the Purchasers
10.5	Registration Rights Agreement, dated January 9, 2023, by and among the Company and the Purchasers
10.6	Amendment to Change of Control and Severance Agreement, dated as of January 9, 2022, by and between Ra Medical Systems, Inc. and Jonathan Will McGuire
99.1	Press Release issued by Ra Medical, Inc. and Catheter Precision Inc., dated January 9, 2023
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RA MEDICAL SYSTEMS, INC.

Date: January 13, 2023	By:	/s/ Jonathan Will McGuire
Jonathan Will McGuire
Chief Executive Officer
(Principal Executive Officer)